                                                                 Exhibit 10.xxxx
                              THE MEAD CORPORATION
                     THE CORPORATE LONG TERM INCENTIVE PLAN
                     --------------------------------------
                                      2002
                                      ----

OBJECTIVE
---------
The objective of the Corporate Long Term Incentive Plan is to reward senior executives for adding value to the Corporation by delivering shareholder value that ranks high relative to shareholder value achieved by the S&P 500 Index and by Mead's Forest Products peers.

TERM OF THE PLAN
----------------
This Corporate Long Term Incentive Plan is a two-year Plan spanning 2001 and 2002, with the performance period ending December 31, 2002. The next Long Term Incentive Plan covers the period 2002 and 2003, with the performance period ending December 31, 2003. All eligible executives are thus participants in two plan cycles at any time.

Provisions detailed in Attachment 1 and forming a part of this Plan govern in the event of a Change in Control of the company.

PARTICIPATION ELIGIBILITY
-------------------------
All Officers of the Corporation at salary grade 23 or above and all Division Presidents are participants in this Plan. The Compensation Committee of the Board of Directors may designate any other executive as a participant at its sole discretion.

PAYOUT ELIGIBILITY
------------------
Participants must be employees of the company, an affiliate or a subsidiary at the end of the two-year Plan performance period to receive payout from this Plan. An appropriate proration of earned awards may be made in case of death, disability, retirement, hire or transfer during the second year of the performance period. In such cases, the incentive target will be pro-rated to reflect the months of service. There will be no such adjustment for death, disability, or retirement during the first year of the performance period.

LONG TERM INCENTIVE TARGET
--------------------------
The 2002 Long Term Incentive Targets by grade are shown in Attachment 2. These Targets will be adjusted annually, based on competitive data.

TOTAL PAYOUT DETERMINATION
--------------------------
This Plan uses as the key performance measure, the 2-year Total Shareholder Return - TSR - (stock price growth plus dividend reinvestment) of Mead relative to two comparator groups:

1.   The S&P 500 Index

2. Mead's Forest Products peers (FP Peers), comprising of those members of the Forest and Paper Industry Compensation Association (FPICA) whose major business lines are similar to the Mead business segments, and for which public financial reporting is provided by Value Line Reports. For the Plan cycle ending December 31, 2002, these companies are identified as:

                           Boise Cascade
                           Bowater
                           Georgia Pacific
                           International Paper
                           Potlatch
                           Smurfit/Stone Container
                           Temple-Inland
                           Westvaco
                           Weyerhaeuser
                           Willamette

For the current plan period, the TSR of Mead, of the S&P 500 Index and of the FP Peers are each measured at the end of each calendar quarter for the two-year period:

-------------------------------------------------------------
    Period   Quarter Ending              TSR Measured
-------------------------------------------------------------
      1       Mar 31, 2001      From 03/31/1999 to 03/31/2001
-------------------------------------------------------------
      2       Jun 30, 2001      From 06/30/1999 to 06/30/2001
-------------------------------------------------------------
      3       Sep 30, 2001      From 09/30/1999 to 09/30/2001
-------------------------------------------------------------
      4       Dec 31, 2001      From 12/31/1999 to 12/31/2001
-------------------------------------------------------------
      5       Mar 31, 2002      From 03/31/2000 to 03/31/2002
-------------------------------------------------------------
      6       Jul 30, 2002      From 06/30/2000 to 06/30/2002
-------------------------------------------------------------
      7       Sep 30, 2002      From 09/30/2000 to 09/30/2002
-------------------------------------------------------------
      8       Dec 31, 2002      From 12/31/2000 to 12/31/2002
-------------------------------------------------------------

Mead's TSR ranking with respect to the FP Peers is averaged for all eight periods to determine an Overall Mead FP Rank; and Mead's TSR relative to that of the S&P 500 Index is averaged for all eight periods to determine an Overall Mead Competitive Return.

A single matrix (Attachment 3) determines the Payout Factor on the basis of the Overall Mead FP Rank and the Overall Mead Competitive Return. Interpolation between matrix values will be calculated.

The long term incentive payout is determined as:

      L. T. Incentive Payout   =   L.T. Incentive Target  X  Payout Factor

INDIVIDUAL PAYOUT DETERMINATION
-------------------------------
The above calculation will not normally be further adjusted for any participant on the basis of individual contribution, except by approval of the Compensation Committee.

PAYOUT LIMITATIONS
------------------
Payout shall be limited on the basis of the following financial results for the
Corporation:

1. The Committee may, but is not obligated to, determine a ZERO payout if Mead TSR for the two-year performance period is negative, even if Mead TSR exceeds either or both comparator groups; or

2. There shall be no payout to any participant if corporate earnings are negative in the final year of the performance period, after adjustments for special items by the Committee; or

3.   Payout is capped at 200% of target, for any level of performance.

ACCOUNTING FOR PAYOUT
---------------------
The aggregate payout amount will be estimated periodically, and the required accruing for the payout will be charged against earnings over time. Approved individual incentive payments will be determined after the measurement period and charged against the previously established balance sheet accrual. Restricted stock certificates will be issued by the Transfer Agent of the Corporation.

RECOMMENDATIONS AND APPROVAL
----------------------------
The Compensation Committee approves this Plan, and reviews total funding and individual payouts under the Plan.

The CEO recommends all individual payouts to the Compensation Committee of the Board of Directors for approval. Payouts for the CEO and the COO are approved by the Board of Directors.

Form of payout will be determined by the Compensation Committee. The Committee anticipates that the payout will normally be delivered to all participants as a minimum of 25% restricted stock (with a 3-year vesting period), and the balance delivered in either cash, or deferred into Mead's Executive Capital Accumulation Plan, or as restricted stock, as elected by each participant. The Board of Directors may require a mandatory deferral of all or any portion of the payout to ensure full deductibility of compensation paid to any executive.

ADMINISTRATION
--------------
The Plan is administered by the Compensation Committee of the Board. The Compensation Committee has delegated administration to the Corporate Vice President, Human Resources.

RESERVED RIGHTS
---------------
The Mead Corporation reserves the right to alter, amend, suspend or terminate any or all provisions of this Corporate Long Term Incentive Plan, except such actions shall neither inhibit nor hinder the rights of any individual with respect to earned and credited awards which have been deferred. Designation of a position as eligible for participation neither guarantees the individual a right to an incentive payment nor a right to continued employment.

                                 Attachment 1

Effect of Change in Control
---------------------------

Notwithstanding any foregoing Plan provision to the contrary (and notwithstanding any lack of satisfaction of any condition or requirement which would otherwise apply to an award), immediately upon the occurrence of a Change in Control (as defined in the next section hereof), (i) if the Change in Control occurs after the completion of the performance period ending December 31, 2002 (the "Performance Period"), any award with respect to the Performance Period which has already been determined, but has not yet been paid or deferred, shall be immediately paid in full in cash to the respective Participant, (ii) if the Change in Control occurs after the completion of the Performance Period, if no awards have been determined with respect to the Performance Period, the amount (if any) of each such award shall be immediately determined in accordance with the provisions of the Plan and shall be immediately paid in full in cash to the respective Participant, and (iii) if the Change in Control occurs during the Performance Period (the `Change-in-Control Performance Period'), each Participant shall immediately be paid a pro-rata award for the Performance Period, the amount of which shall equal the product of multiplying the Participant's individual incentive target by a fraction, the numerator of which shall be the number of days in the Change-in-Control Performance Period which have elapsed as of the date of the Change in Control, and the denominator of which shall be the number of days in the Performance Period. Notwithstanding the immediately preceding sentence, no amounts shall be paid pursuant thereto which would, in the opinion of counsel selected by Mead's independent auditors, constitute `parachute payments' within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code (the `Code') and, when added to any other `parachute payments' which would be received by the Participant pursuant to the terms of any other plan, arrangement or agreement with Mead, any person whose actions result in a change in control of Mead or any person affiliated with Mead or such person, would be subject to the tax imposed by Section 4999 of the Code.

Notwithstanding any provision to the contrary in the Plan, upon and after the occurrence of a Change in Control, (i) the Compensation Committee shall have no power to cause a Participant's award to be paid in any manner other than as a cash lump sum, (ii) the Board of Directors shall have no power to require a mandatory deferral of all or any portion of the award, and (iii) neither the Compensation Committee, the Board of Directors nor any other person or entity shall have the right to terminate or amend the Plan in any manner which would adversely affect the rights or expectancies of a Participant with respect to payment of an award pursuant to this section, as in effect immediately before the Change in Control.

Definition of Change in Control
-------------------------------
A `Change in Control' shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i) date of expiration of a Tender Offer (as defined below), other than an offer by Mead, if the offeror acquires Shares (as defined below) pursuant to such Tender Offer;

(ii) the date of approval by the shareholders of Mead of a definitive agreement:
(x) for the merger or consolidation of Mead or any direct or indirect subsidiary of Mead into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of

Mead outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of Mead, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of Mead, either by remaining outstanding if Mead continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of Mead or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Mead (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of Mead (not including in the securities Beneficially Owned by such Person any securities acquired directly from Mead or its Affiliates) representing 25% or more of the combined voting power of Mead's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of Mead, other than a sale or disposition by Mead for all or substantially all of Mead's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of Mead in substantially the same proportions as their ownership of Mead immediately prior to such sale or disposition.

(iii) (x) any Person is or becomes the Beneficial Owner of 25% or more of the voting power of the then outstanding securities of Mead (not including in the securities beneficially owned by such Person any securities acquired directly or indirectly from Mead or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x)(1) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of Mead and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code); and

(iv) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Mead) who were elected, or were nominated for election by Mead's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

Notwithstanding the foregoing, a `Change in Control' shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Mead immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Mead immediately following such transaction or series of transactions.

`Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under
Section 12 of the Exchange Act.

`Beneficial Owner' shall have the meaning defined in Rule 13d-3 under the Exchange Act.

`Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

`Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Mead or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Mead or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Mead in substantially the same proportions as their ownership of stock of Mead.

`Shares' shall mean shares of common stock, without par value, of The Mead Corporation.

`Tender Offer' shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time.

                                 Attachment 2


                     THE CORPORATE LONG TERM INCENTIVE PLAN
                     --------------------------------------

                              2001-2002 Plan Period
                              ---------------------

                               2001 Payout Targets
                               -------------------

       Grade                                    Incentive Target
       -----                                    ----------------
        33                                            $834,700
        32                                             692,700
        31                                             571,200
        30                                             471,000
        29                                             385,900
        28                                             316,800
        27                                             260,400
        26                                             214,800
        25                                             178,300
        24                                             146,000
        23                                             125,800
        22                                              75,700
        21                                              59,300

                        Mead Long Term Incentive Payout
                        -------------------------------

                        For 2001-2002 Performance Cycle
                        -------------------------------

                                                                                        Payout - % of Target
                                                                                        --------------------
                                  +35%              1.70        0%         136%       153%       170%       187%     200%    200%
                                  +30%              1.60        0%         128%       144%       160%       176%     192%    200%
                                  +25%              1.50        0%         120%       135%       150%       165%     180%    195%
                                  +20%              1.40        0%         112%       126%       140%       154%     168%    182%
                                  +15%              1.30        0%         104%       117%       130%       143%     156%    169%
                                  +10%              1.20        0%          96%       108%       120%       132%     144%    156%
                                  +5%               1.10        0%          88%        99%       110%       121%     132%    143%
            Overall Mead            Average         1.00        0%          80%        90%       100%       110%     120%    130%
          Industrial Return       -5%               0.90        0%          72%        81%        90%        99%     108%    117%
                                  -10%              0.80        0%          64%        72%        80%        88%      96%    104%
            Mead 2-Yr TSR         -15%              0.70        0%          56%        63%        70%        77%      84%     91%
         Relative to S&P 500      -20%              0.60        0%          48%        54%        60%        66%      72%     78%
        average of 8 periods      -25%              0.50        0%          40%        45%        50%        55%      60%     65%
                                  -30%              0.40        0%          32%        36%        40%        44%      48%     52%
                                  -35%              0.30        0%          24%        27%        30%        33%      36%     39%
                                  -40%              0.20        0%          16%        18%        20%        22%      24%     26%
                                  -45%              0.10        0%           8%         9%        10%        11%      12%     13%
                                  -50%              0.00        0%           0%         0%         0%         0%       0%      0%

                                              ------------------------------------------------------------------------------------
                                              Multipliers        0         0.80       0.90       1.00       1.10     1.20    1.30
                                              ------------------------------------------------------------------------------------
                                                              7-11          6          5          4          3        2       1
                                                                          Median                                             Top

                   Max Payout:        200%                                            Overall Mead FP Rank

                                                                                      Mead vs. Forest Products

                                                                            Ranking of 2-Year TSR - average of 8 periods

                                 AMENDMENT TO
                             THE MEAD CORPORATION
                    THE CORPORATE LONG TERM INCENTIVE PLAN
                                     2002

     WHEREAS, The Mead Corporation maintains The Mead Corporation The Corporate Long Term Incentive Plan 2002 (the "Plan") and amendment of the Plan is now deemed to be desirable;

     NOW, THEREFORE, the Plan be, and it hereby is, amended as follows:

1. Effective August 24, 2001, the last sentence of the first paragraph of Attachment 1 to the Plan is deleted.

2. Effective August 28, 2001, the following new second paragraph shall be inserted after the first paragraph of Attachment 1 to the Plan:

     "The Corporation having entered into an Agreement and Plan of Merger dated as of August 28, 2001, with MW Holding Corporation, Michael Merger Sub, Westvaco Corporation, and William Merger Sub (the "Merger Agreement"), any Change in Control which would otherwise occur in accordance with the provisions of this Attachment 1 upon any approval by the shareholders of the Corporation of the Merger Agreement shall, for all purposes of the first paragraph of this Attachment 1 be deemed to occur instead at the Effective Time (as defined in the Merger Agreement). Further, any pro-rata award for the Change-in-Control Performance Period which, pursuant to clause (iii) of such first paragraph, thereby becomes payable immediately after the Effective Time shall be based on the level of actual achievement of the payout factors calculated by the funding formula through the Effective Time and not on any participant's individual incentive target."

     EXECUTED at Dayton, Ohio this 7th day of November, 2001.

                                        THE MEAD CORPORATION



                                        By: /s/ A. ROBERT ROSENBERGER
                                        -----------------------------
                                           Its: Vice President (Human Resources)

ATTEST:


/s/ DAVID L. SANTEZ
-------------------
Assistant Secretary